Exhibit 5.1

KRANITZ
& PHILIPP
Attorneys at Law
1238 12th Avenue
Grafton, Wisconsin 53024
FAX (262) 375-0775
Telephone (262) 375-0625
Web Site www.kpseclaw.com
Richard A. Kranitz
Writer's Direct Dial (262) 375-0774
Facsimile (262) 375-0775
Writer’s E-mail: kranrich@msn.com

September 14, 2007

The Board of Directors
AeroGrow International, Inc.
6075 Longbow Dr. Suite 200
Boulder, Colorado 80301

Gentlemen:

We have acted as counsel to AeroGrow International, Inc., a Nevada corporation ("Company"). In that connection we have reviewed a certain registration statement on Form S-3 ("Registration Statement"), filed with the Securities and Exchange Commission ("Commission") on September 14, 2007, including a form of prospectus ("Prospectus"), relating to the registration of an aggregate of 2,380,056 shares (the “Shares”) of the common stock of the Company, par value $0.001 per share ("Common Stock") under the Securities Act of 1933, as amended ("Securities Act"), held by the Selling Securityholders named therein (the “Selling Securityholders”).

The Shares consists of:

•	1,133,360 shares of Common Stock;
•	333,360 shares of Common Stock issuable upon exercise of the 2007 March Offering Investor Warrants (as defined in the Prospectus);
•	33,336 shares of Common Stock issuable upon exercise of the 2007 March Offering Agent Warrants (as defined in the Prospectus);
•
800,000 shares of Common Stock issuable upon exercise of the 2007 September Offering Investor Warrants (as defined in the Prospectus); and 80,000 shares of Common Stock issuable upon exercise of the 2007 September Offering Agent Warrants (as defined the Prospectus, and together with the March Offering Investor Warrants, the March Offering Agent Warrants, and the September Offering Investor Warrants, the “Warrants”).

For purposes of this opinion, we have reviewed the Registration Statement. In addition, we have examined the originals or copies certified or otherwise identified to our satisfaction of: (i) the Company's articles of incorporation, as amended to date; (ii) the by-laws of the Company, as amended to date; (iii) records of the corporate proceedings of the Company as we deemed necessary or appropriate as a basis for the opinions set forth herein; and (iv) those matters of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein. We have not made any independent review or investigation of the organization, existence, good standing, assets, business or affairs of the Company, or of any other matters. In rendering our opinion, we have assumed without inquiry the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of those documents submitted to us as copies.

For purposes of this opinion, the shares of Common Stock to be issued upon exercise of the Warrants are referred to herein as the “Warrant Shares.” On the basis of, and in reliance upon, the foregoing, and subject to the qualifications contained herein, we are of the opinion that:

1. The Company is a corporation, duly organized, validly existing under the laws of the State of Nevada, with all requisite corporate power and authority to own its properties and to carry on the business in which it is now engaged.

2. Based upon the foregoing: (a) the Shares to be sold by the Selling Security Holders are validly issued, fully paid and non-assessable shares of Common Stock; and (b) upon exercise of the Warrants in accordance with their terms, including payment of the exercise price of the Warrants to the Company in full, the Warrant Shares will be validly issued, fully paid and non-assessable shares of Common Stock.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our Firm in the Prospectus under the heading "Legal Matters." In rendering this opinion, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Richard A. Krantz
KRANITZ & PHILIPP